EXHIBIT 99(b)

                        [FORM OF MOBIL PROXY CARD]
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Mobil Corporation                                                        proxy

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          SOLICITED BY THE BOARD OF DIRECTORS for Annual Meeting of Stockholders

                                                    REGENCY BALLROOM
                                                    FAIRMONT HOTEL
                                                    1717 NORTH AKARD STREET
                                                    DALLAS, TEXAS 75201
                                                    THURSDAY, MAY 27, 1999
                                                    AT 10:00 A.M. (CENTRAL TIME)

The undersigned hereby appoints Lucio A. Noto, Eugene A. Renna and Carole J. Yaley or any one of them, each with power of substitution, the attorneys of the undersigned to vote all shares held of record on the record date by the undersigned, as directed and, in their discretion, on all other matters which may properly come before the 1999 Annual Meeting of Stockholders of Mobil Corporation, and any adjournment or postponement thereof. The undersigned directs said attorneys to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement.

This card also provides voting instructions for shares held in the Stock Purchase and Dividend Reinvestment Plan. For participants in the Mobile Oil Employees Savings Plan and the Mobil Employee Stock Ownership Plan, if you wish to provide voting instructions for the shares of Mobil stock credited to your accounts, please vote by telephone or by the Internet by noon on May 24, 1999 or fill in and sign this card and mail it in time to be received no later than noon on May 24, 1999.

If you use this card to vote, you are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                              (Continued, and to be signed, on the reverse side)

                 Fold and Detach Here and Read the Reverse Side

                                Mobil Corporation


                             YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1. For U.S. Stockholders only, call toll-free 1-800-840-1208 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

2.  Vote by Internet at our Internet Address: http://www.mobil.com
                                       or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
                                   PLEASE VOTE


                      IF YOU VOTED BY INTERNET OR BY PHONE,

                   THERE IS NO NEED TO RETURN YOUR PROXY CARD.


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The votes represented by this proxy will be
voted as marked by you.  However, if you execute
and return the proxy unmarked, such votes                      Please mark   [X]
will be voted"FOR" Proposals 1, 2 and 3 and                    your vote
"AGAINST" Proposals 4 and 5.                                   with an X

The Board of Directors Recommends a Vote "FOR" Items 1, 2 and 3.
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

                             FOR     AGAINST   ABSTAIN                                                          WITHHELD
                                                                                                        FOR      FOR ALL
1. Approval and adoption     [ ]      [ ]        [ ]     2. Election of Directors                       [ ]        [ ]
   of the merger agree-                                     to serve a three=year
   ment dated December                                      term (or until completion
   1, 1998 with Exxon                                       of the merger, if earlier)
   Corporation                                              01  Charles A. Heimbold, Jr.
                                                            02  Samuel C. Johnson
                                                            03  Helene L. Kaplan
                                                            04  Aulana L. Peters

3. Ratification of inde-     FOR     AGAINST   ABSTAIN      Withheld for the following only (write the
   pendent auditors          [ ]      [ ]        [ ]        nominee's name(s) in the space below) _________________________

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



  The Board of Directors Recommends a Vote "AGAINST" Items 4 and 5.
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                             FOR     AGAINST   ABSTAIN

4.  Voting of signed but     [ ]      [ ]        [ ]
    unmarked proxies

5.  Global Warming           [ ]      [ ]        [ ]

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     Please date and sign below as your name appears to the left and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

     Dated____________________________, 1999

     _______________________________________
                   Signature

     _______________________________________
            Signature if held jointly

                 Fold and Detach Here and Read the Reverse Side

                                Mobil Corporation
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                          VOTE BY TELEPHONE OR INTERNET
                        QUICK * * * EASY * * * IMMEDIATE

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Your telephone or Internet vote authorizes the named attorneys to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:     FOR U.S. STOCKHOLDERS ONLY, CALL TOLL-FREE ON A TOUCH-TONE

                   TELEPHONE 1-800-840-1208 ANYTIME.
                   THERE IS NO CHARGE TO YOU FOR THIS CALL.

                   You will be asked to enter the
                   11-digit Control Number located in
                   the lower right-hand corner of this
                   form.

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           OPTION A:             To vote as the Board of Directors recommends
                                 on ALL items, press 1.
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           OPTION B:             If you choose to vote on each item separately,
                                 press 0.  You will hear these instructions:
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                                 Item 1: To vote FOR the merger agreement, press
                                 1; AGAINST, press 9; ABSTAIN, press 0.

                                 Item 2: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to instructions.

                                 Item 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                                 Items 4 and 5: The instructions are the same as for Item 3.

                                 When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET:                THE WEB ADDRESS IS http://www.mobil.com
                                 Simply follow the instructions on the screen.

                              THANK YOU FOR VOTING.

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